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                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

             FOR 7% SERIES A NOTES DUE 2006 OF BJ SERVICES COMPANY


         A form substantially equivalent to that set forth below must be used to accept the Exchange Offer (as defined below) if the certificates for the outstanding 7% Series A Notes due 2006 (the "Existing Notes") of BJ SERVICES COMPANY (the "Company"), and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent by the expiration of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent, and must include a signature guarantee by an Eligible Institution as set forth below.

                                      TO:
                         Bank of Montreal Trust Company

                             For Information Call:
                           [_______________________]
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
                      By Mail:                                           By Hand:
           Bank of Montreal Trust Company                     Bank of Montreal Trust Company
            Transfer and Exchange Agent                        Transfer and Exchange Agent
             77 Water Street, 4th Floor                         77 Water Street, 4th Floor
              New York, New York 10005                           New York, New York 10005

             By Facsimile Transmission:                           By Overnight Courier:
           Bank of Montreal Trust Company                     Bank of Montreal Trust Company
          [______________________________]                      Transfer and Exchange Agent
                                                                77 Water Street, 4th Floor
               Confirm by Telephone:                             New York, New York 10005
          [______________________________]
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         Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.  The method of delivery of all documents, including certificates, is at the risk of the Holder.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

         This Notice of Guaranteed Delivery is not used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

Ladies and Gentlemen:

         The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of a new series of 7% Series B Notes due 2006 for each $1,000 in principal amount of the Existing Notes.

         The undersigned hereby tenders to the Company the aggregate principal amount of Existing Notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "The Exchange Offer--Guaranteed Delivery Procedures" section set forth in the Prospectus.




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                            PLEASE SIGN AND COMPLETE

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
Signature(s) of Registered Owner(s) or Authorized           Name(s) of Registered Holder(s)
Signatory: ________________________________________         ___________________________________________________
___________________________________________________         ___________________________________________________
___________________________________________________         ___________________________________________________
Principal Amount of Exchange Notes Tendered: ______         Address:___________________________________________
___________________________________________________         ___________________________________________________
Certificate No(s). of Existing Notes (if                    Area Code and Telephone No.:
available): _______________________________________         If Existing Notes will be delivered by book-entry
___________________________________________________         transfer at The Depository Trust Company, insert
___________________________________________________         Depository Account No.: ___________________________
Date: _____________________________________________
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This Notice of Guaranteed Delivery must be signed by the registered Holder(s)
of Existing Notes exactly as its (their) name(s) appear on certificates for
Existing Notes or on a security position listing as the owner of Existing
Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):
                 _______________________________________________________________
                 _______________________________________________________________
Capacity:        _______________________________________________________________
Address(es):     _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________

Do not send Existing Notes with this form. Debentures should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the
United States             , hereby (a) represents that each holder of Existing
Notes on whose behalf this tender is being made "own(s)" the Existing Notes covered hereby within the meaning of Rule l4e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Existing Notes complies with such Rule 14e-4, and (c) guarantees that, within five New York Stock Exchange trading days from the expiration date of the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Existing Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

         The undersigned acknowledges that it must deliver the Letter of Transmittal and Existing Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

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
Name of Firm: _____________________________________         ___________________________________________________
                                                                           Authorized Signature
Address: __________________________________________         Name: _____________________________________________
___________________________________________________         Title: ____________________________________________
Area Code and Telephone No.: ______________________         Date: _____________________________________________
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